Exhibit 10.10

HEALTH IN TECH, INC.

Equity Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (“Agreement”) is made and entered into as of _____ (“Grant Date”) by and between Health in Tech, Inc. (the “Company”) and ______ (“Awardee”).

WHEREAS, the Company has adopted and maintains the Health in Tech, Inc. Equity Incentive Plan (the “Plan”), and

WHEREAS, the Administrator has authorized the award to the Awardee of Restricted Stock under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Awardee hereby agree as follows:

1. Plan. This Restricted Stock Award is made pursuant to the terms of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2. Award of Restricted Stock. The Company hereby grants to the Awardee _____ shares of Restricted Stock. All such Restricted Stock shall be subject to the restrictions and forfeiture provisions contained in Sections 4, 5 and 6, such restrictions and forfeiture provisions to become effective immediately upon execution of this Agreement by the parties hereto.

3. Share Certificates. The Awardee hereby acknowledges that share certificates for the Restricted Stock are hereby awarded and shall be held by the Company for the benefit of the Awardee hereunder, each bearing the following legend:

The transferability of this certificate and the securities represented hereby are subject to the terms and conditions (including forfeiture) of a Restricted Stock Award Agreement entered into between the registered owner and Health in Tech, Inc., effective as of January 4, 2024. Copies of such agreement are on file in the offices of the Secretary of Health in Tech, Inc.

4. Vesting. The Restricted Stock shall vest six (6) months after the Company’s initial public offering (the “IPO”), subject to the Awardee’s continued service with the Company through such vesting date. In the event that the IPO does not occur, the Restricted Stock shall be forfeited.

5. Termination of Service. In the event of the Awardee’s termination of service with the Company or a Subsidiary, as applicable, for any reason prior to the vesting of shares of Restricted Stock, any unvested shares shall be forfeited.

6. Voting and Dividend Rights. The Awardee shall have the voting and dividend rights of a shareholder of Common Stock with respect to the Restricted Stock; provided, however, that any dividends paid in the form of Common Stock shall be deposited with the Company, together with a share power endorsed in blank or other appropriate instrument of transfer and shall be subject to the same restrictions as the Restricted Stock.

7. Regulation by the Administrator. This Agreement and the Restricted Stock shall be subject to the administrative procedures and rules as the Administrator shall adopt. All decisions of the Administrator upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Awardee.

8. Withholding; Section 83(b) Election. The Company or a Subsidiary shall be entitled to deduct and withhold the minimum amount necessary in connection with the Awardee’s Restricted Stock Award to satisfy its withholding obligations under any and all applicable country, state and/or local tax rules or regulations. Awardee understands that Awardee shall be entitled to make an election to include the Fair Market Value of the Restricted Stock as income as of the Grate Date under Section 83(b) of the Code (an “83(b) Election”) within thirty (30) days of the Grant Date. Awardee understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Awardee. Notwithstanding the foregoing, Awardee acknowledges and understands that it is Awardee’s sole decision, obligation, and responsibility to timely file such 83(b) Election, and neither the Company nor the Company’s legal or financial advisors shall have any obligations or responsibility with respect to such filing nor shall the Company or the Company’s legal or financial advisors have any obligation or responsibility with respect to Awardee’s decision to make or not make an 83(b) election. Awardee acknowledges that the Company has directed Awardee to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Awardee may reside. Awardee assumes all responsibility for filing (or electing not to file) an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Restricted Stock. Awardee shall provide a copy to the Company of such Section 83(b) Election in the form attached hereto as Exhibit A to the extent such election is filed.

9. Amendment. The Company may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would impair the Awardee’s rights or entitlements with respect to the Restricted Stock shall be effective without the prior written consent of the Awardee.

10. Awardee Acknowledgment. Awardee acknowledges and agrees that the vesting of shares pursuant to this Agreement is earned only by continuing service with the Company. Awardee further acknowledges and agrees that nothing in the Agreement, nor in the Plan shall confer upon the Awardee any right to continue in the service of the Company, nor shall it interfere in any way with Awardee’s right or the Company’s right to terminate Awardee’s service at any time, with or without Cause. Awardee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, including without limitation the provisions of Section 11 excerpted below. Awardee has reviewed the Plan and this Award in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award and fully understands all provisions of the Award. By executing this Agreement, the Awardee hereby agrees to be bound by all of the terms of both the Plan and this Agreement.

SHAREHOLDERS AGREEMENT/AWARD RESTRICTIONS. Delivery of Shares issued pursuant to Awards under this Plan together with any rights, securities or additional stock that have been received pursuant to a stock dividend, stock split, reorganization or other transaction that has been received as a result of an Award may be conditioned on the execution by the Holder of a Shareholders Agreement among existing shareholders of the Company, including the terms and conditions under which the shareholders of the Company must comply should such a shareholder propose to sell, pledge or otherwise transfer said Shares or any interest in said Shares to any person or entity. Except as otherwise provided in a Shareholders Agreement, grants of Awards and the issuance of Shares pursuant to Awards under this Plan shall be subject to the following restrictions:

Lock-Up Pursuant to Public Offering. Holders shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act. As a condition of receipt of an Award under this Plan, Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any Public Offering. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Securities Exchange Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Holder agrees that any transferee of Options or Shares acquired pursuant to an Award shall be bound by this Section.

RIGHT OF FIRST REFUSAL. Delivery of Shares issued pursuant to this Plan together with any rights, securities or additional stock that have been received pursuant to a stock dividend, stock split, reorganization or other transaction that has been received as a result of an Award shall be subject to a right of first refusal by the Company in the event the Holder of such shares proposes to sell, pledge or otherwise transfer said Shares or any interest in said Shares to any person or entity. Any Holder of Shares (or other securities) acquired under the Plan desiring to transfer such Shares or any interest therein shall give written notice to the Company describing the proposed transfer, including the price of shares proposed to be transferred, the proposed transfer price and terms, and the name and address of the proposed transferee. Unless otherwise agreed by the Company and the Holder of such Shares, repurchases by the Company under this Section shall be at the proposed price and terms specified in the notice to the Company. The Company’s rights under this Section shall be freely assignable. If the Company fails to exercise its right of first refusal within thirty (30) days from the date upon which the Company received the Holder’s written notice, the Holder may, within the next ninety (90) days, conclude a transfer of the exact number of Shares covered by said notice on terms not more favorable to the transferee than those described in the notice. Any subsequent proposed transfer by such transferee shall again be subject to the Company’s right of first refusal. If the Company exercises its right of first refusal, the shareholder shall endorse and deliver to the Company the stock certificates representing the Shares being repurchased, and the Company shall promptly pay the shareholder the total repurchase price as set forth in the terms of the agreement. The Holders of Shares being repurchased pursuant to this Section shall cease to have any rights with respect to such shares immediately upon repurchase. No written notice of a proposed transfer shall be required under this Section and no right of first refusal shall exist with respect to transfers by will or the laws of intestate succession. The right of first refusal set forth in this Section shall terminate upon a Public Offering. The Company may assign its repurchase option under this Section to any person selected by the Company including one or more or the shareholders of the Company.

REPURCHASE RIGHTS ON TERMINATION OF SERVICE. The Company shall have the right to purchase all Shares or any vested unexercised Awards held by a Holder which have been obtained pursuant to the Plan, together with any rights, securities or additional stock that has been received pursuant to a stock dividend, stock split, reorganization or other similar transaction that has been received as a result of an Award or Shares acquired pursuant thereto in the event the Service Provider terminates his or her services with the Company, or any Parent or Subsidiary thereof. The price paid for any vested unexercised Award or Shares shall be the Fair Market Value of such Award or Shares as of the date of purchase as determined herein. The Fair Market Value assigned to any Option shall be the Fair Market Value of the Stock as to which it is exercisable reduced by the exercise price. The parties shall first negotiate in good faith to reach an agreement as to the value of the Award or Shares. Absent an agreement within thirty (30) days, the parties shall select one appraiser to determine the value of the Award or Shares. In the event the parties cannot agree as to an appraiser, then each party shall appoint one appraiser and the two appraisers shall jointly determine a third appraiser. In the event the two appraisers cannot determine a third appraiser, such third appraiser shall be appointed by a judge of the federal or state courts of the state of Florida. Such appraisers shall make their determination of the fair market value of the Stock, and the average of the two appraisers whose valuations are closest to each other shall control. Any appraiser selected by any party shall be an appraiser experienced in the area of valuing similar stock. The Company and the Holder shall each pay for one-half (50%) of the cost of any such appraisal. If the Company desires to purchase the Shares or Awards held by a Holder as set forth in this Section, then the Company shall provide written notice to such Holder at such Holder’s last known address within one hundred twenty (120) days after the termination of such Holder’s service. The Administrator may assign the Company’s repurchase option under this Section to any person selected by the Company including one or more of the shareholders of the Company. The repurchase option set forth in this Section shall terminate upon a Public Offering.

11. Replacement of Prior Agreements. This Agreement and the Plan set forth the entire understanding of the parties with respect to the subject matter provided for herein, including, the grant of Awards and the terms thereof, and supersedes any and all existing agreements between the parties concerning such subject matter. The Awardee hereby waives any and all claims that may exist on the date hereof (including, but not limited to, contingent claims) arising from any oral or written agreement between the parties (including, but not limited to, Award provisions which may appear in an employment agreement) which relate to the grant of or the terms of Awards and all other subject matter provided for herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HEALTH IN TECH, INC.

By:
Title:

AWARDEE

EXHIBIT A

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN GROSS INCOME IN YEAR OF TRANSFER UNDER CODE SECTION 83(b)

The undersigned taxpayer elects, pursuant to Code Section 83(b), to include in gross income in 202__ as compensation for services rendered, the fair market value of the property received in connection with his/her services in excess of the amount paid for the property and supplies the following information in accordance with the regulations promulgated thereunder.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1. The name, address and social security number of the undersigned:

Name:

Address:

Telephone:

Email:

Social Security Number:

2. Description of the property subject to the election: [Insert # of shares] Restricted Shares.

3. The date on which the property was transferred: July ___, 2024.

4. The taxable year for which such election is made: calendar year 2024.

5. The fair market value on the date of transfer of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $________ .

6. The amount paid for such property: $_________.

7. The property will vest subject to the taxpayer’s continued employment.

8. A copy of this statement has been furnished to the Company in accordance with Treasury Regulation Section 1-83-2(e)(7).

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